Exhibit 10.1

EXHIBIT 10.1

On October 31, 2014, Utah Medical Products, Inc. entered into a Directors’ and Officers’ Indemnification Agreement with the following persons, each of whom is an officer or director of Utah Medical Products or a subsidiary as of that date:

James H. Beeson
Marcena H. Clawson
Kevin L. Cornwell
Terrence E. Gibbs
Paul M. Hill
Ernst G. Hoyer
Brian L. Koopman
Barbara A. Payne
Paul O. Richins
Ben D. Shirley
Jean P. Teasdale

UTAH MEDICAL PRODUCTS, INC.
DIRECTORS’ AND OFFICERS’ INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is entered into effective as of October 31, 2014, by and between UTAH MEDICAL PRODUCTS, INC., a Utah corporation (the “Corporation”), and ________________________________ (“Indemnitee”), based on the following:

Premises
A. The Corporation’s Articles of Incorporation (the “Articles”) and the Bylaws (the “Bylaws”), each as currently in effect, provide that the Corporation shall indemnify its directors to the fullest extent permitted by any applicable and controlling provision of Part 9 of the Utah Revised Business Corporation Act (§ 16-10a-901,et seq.) or other governing law, statute, rule, decision, or finding (collectively, “Utah Law”) and contemplate that contracts and other arrangements may be entered into respecting indemnification of officers and directors. This indemnification remains effective notwithstanding termination of service as an officer or director.

B. The parties recognize the substantial increase in corporate litigation in general, subjecting directors, officers, employees, controlling persons, stockholders, agents, and fiduciaries to expensive litigation risks at the same time as the availability and coverage of liability insurance have been severely limited. In addition, directors, officers, and other persons serving corporations are being increasingly subjected to time-consuming litigation relating to matters that traditionally were brought only against the corporations themselves.

C. Indemnitee does not regard the current protection available under the Articles, Bylaws, and insurance as adequate under the present circumstances, and Indemnitee and other directors, officers, employees, stockholders, controlling persons, agents, and fiduciaries of the Corporation may not be willing to serve in such capacities without additional protection. Moreover, the Corporation desires to attract and retain the involvement of highly qualified persons, such as Indemnitee, to serve the Corporation and, in part, in order to induce Indemnitee to be involved with the Corporation: (i) wishes to indemnify and advance expenses to Indemnitee to the maximum extent permitted by law; and (ii) wishes to assure Indemnitee that there will be increased certainty of adequate protection in the future.

D. In addition to any insurance purchased by the Corporation on behalf of Indemnitee, it is reasonable, prudent, and necessary for the Corporation to obligate itself contractually to indemnify Indemnitee so that he/she may remain free from undue concern that he will not be adequately protected, both during service as a director [and an executive officer] of the Corporation and following any termination of such service.

E. This Agreement is a supplement to and in furtherance of Utah Law, the Articles, and the Bylaws and shall not be deemed a substitute therefor or to abrogate any rights of Indemnitee thereunder.

F. The Corporation’s directors have duly approved this Agreement and the indemnification provided herein with the express recognition that the indemnification arrangements provided herein exceed that which the Corporation would be required to provide pursuant to Utah Law.

Agreement

NOW, THEREFORE, in consideration of the premises, which are incorporated herein, and the covenants contained herein, the Corporation and Indemnitee do hereby covenant and agree as follows:

1. Definitions. The following definitions supplement the definitions of such terms under Utah Law as used in this Agreement:

(a) The term “Indemnifiable Matter” means any event, occurrence, status, or condition that takes place either prior to or after the execution of this Agreement, including any threatened, pending, or completed action, suit, proceeding, or alternative dispute resolution activity, whether brought by or in the right of the Corporation or otherwise and whether of a civil, criminal, administrative, or investigative nature, whether formal or informal (“Proceeding”), in which Indemnitee was, is, or maybe involved as a defendant, respondent, relief defendant, witness, or other party (including a Proceeding initiated by Indemnitee pursuant to section 12 to enforce his rights under this Agreement), by reason of:(i) the fact that Indemnitee is or was actually or allegedly a director, officer, agent, or advisor of the Corporation;(ii) any action actually or allegedly taken by Indemnitee or any statement actually or allegedly made by him while acting as a director, officer, agent, or adviser of the Corporation; (iii) any actual or alleged failure to make any statement by Indemnitee or of any inaction or omission on his part while acting as a director, officer, agent, or advisor of the Corporation; (iv) the registration, offer, sale, purchase, or ownership of any securities of the Corporation; (v) any duty owed to, respecting, or in connection with the Corporation; or (vi) the fact that Indemnitee is or was actually or allegedly serving at the Corporation’s request as a director, officer, employee, agent, or advisor of another corporation, partnership, joint venture, trust, limited liability company, or other entity or enterprise; in each case, whether or not Indemnitee is or was acting or serving in any such capacity at the time any Liability is incurred for which indemnification or reimbursement can be provided under this Agreement and even though Indemnitee may have ceased to serve in such capacity.

(b) The term “Liability” means the obligation incurred respecting a Proceeding to pay a judgment, settlement, penalty, and fine (including an excise tax assessed respecting an employee benefit plan), together with all or reasonable expenses (“Expenses”), which shall be broadly construed to include all direct and indirect costs of any nature whatsoever, attorneys’ fees and disbursements, accountants’ fees and disbursements, private investigation or expert fees and disbursements, retainers, court costs, payments of attachment, appeal or other bonds or security, transcript costs, fees and expenses of witnesses, travel expenses, duplicating costs, printing and binding costs, electronic media costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses, including reasonable compensation for time spent by Indemnitee for which he is not otherwise compensated by the Corporation or any third party (provided that the rate of compensation and estimated time involved are approved by the Corporation’s board of directors, which approval shall not be unreasonably withheld or delayed), actually and reasonably incurred by or for Indemnitee in connection with prosecuting, defending, preparing to prosecute or defend, investigating, appealing, or being or preparing to be a witness in any threatened or pending Indemnifiable Matter or establishing his right or entitlement to indemnification for any of the foregoing.

(c) Reference to “other enterprise” shall include employee benefit plans; references to “fines” shall include any excise tax assessed respecting any employee benefit plan; references to “official capacity” and “serving at the Corporation’s request” shall include any service as a director, officer, employee, agent, or advisor respecting an employee benefit plan, its participants, or beneficiaries and any other employment, fiduciary, or agency relationship undertaken by Indemnitee on the Corporation’s behalf. A person who acted in good faith and in a manner Indemnitee reasonably believed to be in the interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the Corporation’s best interests.

(d) The term “Indemnitee” shall include the Indemnitee named in the first paragraph of this Agreement and his actual or alleged alter egos, spouse, family members, and corporations, partnerships, limited liability companies, trusts, and other enterprises or entities of any form whatsoever under the control of any of the foregoing and the property of all of the foregoing. The term “control” (including the terms “controlling” and “under the control”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract, or otherwise, as interpreted under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended.

(e) The term “substantiating documentation” shall mean copies of bills, invoices, or other evidence for costs incurred by or for Indemnitee, or copies of court or agency orders, decrees, or settlement agreements, as the case may be, in either paper or electronic format, accompanied by a declaration, which need not be witnessed or notarized, from Indemnitee that such bills, invoices, evidence, court or agency orders, decrees, or settlement agreements represent costs or Liabilities herein.

(f) The term “Independent Counsel” shall mean an attorney, law firm, or member of a law firm, who (or which) is licensed to practice law in Utah, any state, or the District of Columbia, and is experienced in matters of corporate law and neither presently is, nor in the past five years has been, retained to represent: (i) the Corporation or Indemnitee in any other matter material to either party; or (ii) any other party to the Indemnifiable Matter giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine his rights under this Agreement. From time to time, the Corporation may select and preapprove the names of persons or law firms that it deems qualified as Independent Counsel under the foregoing criteria. Further, at the request of Indemnitee, the Corporation shall review the qualifications and suitability under the foregoing criteria of persons or law firms selected by Indemnitee and preapprove them as Independent Counsel if they meet the foregoing criteria. An Independent Counsel that has already been preapproved by the board of directors may be appointed as Independent Counsel without any further evaluation, so long as such prospective Independent Counsel continues, as determined by the board of directors, to remain independent.

(g) A “Change in Control” shall be deemed to have occurred if: (i) any “person” (including how the term is used in Section 13(d)(3) and 14(d)(2) of the Securities Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or a corporation owned, directly or indirectly, by the Corporation’s stockholders in substantially the same proportions as their ownership of stock of the Corporation: (1) that is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation’s then-outstanding voting securities, increases its beneficial ownership of such securities by 5% or more over the percentage so owned by such person; or (2) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act), directly or indirectly, of securities of the Corporation representing more than 20% of the total voting power represented by the Corporation’s then-outstanding voting securities; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Corporation’s board of directors and any new director whose election by the board of directors (or in combination with the Corporation’s stockholders) was approved by a vote of at least two-thirds of the directors then in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (iii) the Corporation’s stockholders approve (1) a merger or consolidation of the Corporation with any other corporation other than a merger or consolidation that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least two-thirds of the total voting power represented by the voting securities of the Corporation or the surviving entity outstanding immediately after the merger or consolidation; (2) a plan of complete liquidation of the Corporation; or (3) an agreement for the sale or disposition by the Corporation of (in one transaction or a series of transactions) all or substantially all of the Corporation’s assets.

(h) Other terms used, but not defined herein shall be defined and interpreted in accordance with Part 9 of the Utah Revised Business Corporation Act or, if not defined therein, in accordance with other provisions of Utah Law.

2. Indemnification of Indemnitee. The Corporation hereby agrees to indemnify, protect, defend, and hold harmless Indemnitee against any and all Liability incurred in connection with any Indemnifiable Matter. The termination of any Indemnifiable Matter by written undertaking, consent, judgment, order of the court, settlement, conviction, or upon a plea of nolo contendere or the equivalent of any of the foregoing, shall not, of itself, create a presumption that Indemnitee is not entitled to indemnification and, respecting any criminal Proceeding, shall not create a presumption that such person believed that his conduct was unlawful. The indemnification provided herein shall be applicable whether or not the breach of any standard of care or duty, including a breach of a fiduciary duty, of the Indemnitee is alleged or proven, except as limited by section 3 herein.

3. Limit on Indemnification. Notwithstanding any breach of any standard of care or duty, including breach of a fiduciary duty, by the Indemnitee:

(a) the Corporation shall indemnify Indemnitee for all Indemnifiable Matters if a determination has been made in accordance with section 5 in the specific case that he did not derive an improper personal benefit and that his indemnification has met the following standards of conduct:

(i) Indemnitee’s conduct was in good faith;

(ii) Indemnitee did reasonably believe that his conduct was in, or not opposed to, the Corporation’s best interests or, in the case of any employee benefit plan, for a purpose he reasonably believed to be in or not opposed to the interests of the participants in and beneficiaries of the plan;

(iii) in the case of any criminal Proceeding, Indemnitee had no reasonable cause to believe his conduct was unlawful; and

(b) the Corporation shall not indemnify Indemnitee in connection with:

(i) a Proceeding by or in the right of the Corporation in which the Indemnitee was adjudged, in view of all the circumstances, by a court of competent jurisdiction, after exhaustion of all appeals therefrom, liable to the Corporation; or

(ii) any other Proceeding charging that Indemnitee derived an improper personal benefit, whether or not involving action in his official capacity, in which Proceeding he was adjudged, in view of all the circumstances, by a court of competent jurisdiction, after exhaustion of all appeals therefrom, liable on the basis that he derived an improper personal benefit.

4. Expense Advances. The Corporation shall pay for or reimburse the reasonable expenses incurred by an Indemnitee who is a party to a Proceeding in advance of final disposition of the Proceeding if:

(a) Indemnitee furnishes the Corporation a written affirmation of his good faith belief that he has met the applicable standard of conduct described in section 3;

(b) Indemnitee furnishes to the Corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he is not entitled to indemnification; and

(c) a determination is made in accordance with section 5 that the facts then known to those making the determination would not preclude indemnification under this Agreement and Utah Law.

The undertaking required by subsection 4(b) shall be an unlimited general obligation of Indemnitee, but need not be secured, and shall be accepted without reference to financial ability to make repayment. To the extent not previously advanced in accordance with the foregoing, the Corporation shall pay in full all unpaid amounts due hereunder within 30 days after the conclusion or termination of Proceedings.

5. Procedure for Determination. The Corporation shall not indemnify Indemnitee pursuant to section 3 or advance expenses in accordance with section 4 unless, after the written affirmation and undertaking required by section 4 are received, the determination is made as provided below that the facts then known to those making the determination would not preclude indemnification under this Agreement and Utah Law. The determinations required by this section 5 shall be made:

(a) by the board of directors by a majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the Proceeding shall be counted in satisfying the quorum, or if a quorum cannot be obtained, by a majority vote of a committee of the board of directors designated by the board of directors, which committee shall consist of two or more directors not parties to the Proceeding, except that directors who are parties to the Proceeding may participate in the designation of directors for the committee;

(b) by Independent Counsel meeting the definition set forth above:

(i) selected by the board of directors or its committee in the manner prescribed in subsection 5(a) or (c); or

(ii) if a quorum of the board of directors cannot be obtained and a committee cannot be designated, selected by a majority vote of the full board of directors, in which selection directors who are parties to the Proceeding may participate; or

(c) by the shareholders, by a majority of the votes entitled to be cast by holders of qualified shares present in person or by proxy at a meeting at which a majority of the votes entitled to be cast by the holders of all qualified shares constitutes a quorum for purposes of action that complies with this section. Shareholders’ action that otherwise complies with this section is not affected by the presence of holders, or the voting, of shares that are not qualified shares.

Authorization of indemnification and advance of expenses shall be made in the same manner as the determination that indemnification or advance of expenses is permissible. However, if the determination that indemnification or advance of Expenses is permissible is made by Independent Counsel, authorization of indemnification and advance of Expenses shall be made by a body entitled under subsection 5(b) to select Independent Counsel.

6. Choice of Counsel. Indemnitee shall be entitled to employ and be reimbursed for the Expenses of counsel separate from that chosen by any other person or persons whom the Corporation is obligated to indemnify respecting the same or any related or similar Indemnifiable Matter.

7. Indemnification for Expenses of a Successful Party. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his official capacity on the Corporation’s behalf, a party to and is successful, on the merits or otherwise, in any Proceeding, Indemnitee shall be indemnified to the maximum extent permitted by law, as such may be amended from time to time, against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues, or matters in such Proceeding, the Corporation shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue, or matter. For purposes of this section and without limitation, the termination of any claim, issue, or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue, or matter.

8. Notice to Insurers. If, at the time of the receipt of an application for indemnification pursuant to section 2 hereof or a request for advances of Expenses pursuant to section 5 hereof, the Corporation has director and officer liability insurance in effect, the Corporation shall promptly notify the appropriate insurance underwriter or carrier of the commencement of the Indemnifiable Matter in accordance with the procedures set forth in the applicable policies. The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of the Indemnifiable Matter in accordance with the terms of such policies.

9. Contribution.

(a) Whether or not the indemnification provided in section2 hereof is available, for any Proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Corporation shall pay, in the first instance, the entire amount of any Liability of such Proceeding without requiring Indemnitee to contribute to the payment, and the Corporation hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Corporation shall not enter into any settlement of any Proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless the settlement provides for a full and final release of all claims asserted against Indemnitee.

(b) Without diminishing or impairing the obligations of the Corporation set forth in the preceding subsection, if for any reason Indemnitee shall elect or be required to pay all or any portion of any Liability in any Proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Corporation shall contribute to the amount of the Liability, including Expenses, actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Corporation and all officers, directors, or employees of the Corporation, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Corporation and all officers, directors, or employees of the Corporation other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such Liability, as well as any other equitable considerations that the Law may require to be considered. The relative fault of the Corporation and all officers, directors, or employees of the Corporation, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their Liability is primary or secondary, and the degree to which their conduct is active or passive.

(c) The Corporation hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution that may be brought by officers, directors, or employees of the Corporation, other than Indemnitee, who may be jointly liable with Indemnitee.

(d) To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Corporation, in lieu of indemnifying Indemnitee, shall contribute to the Liability incurred by Indemnitee, whether for paid or to be paid, in connection with any claim relating to an Indemnifiable Matter under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect: (i) the relative benefits received by the Corporation and Indemnitee as a result of the event and transaction giving cause to the Proceeding; and (ii) the relative fault of the Corporation (and its directors, officers, employees, and agents) and Indemnitee in connection with such event and transaction.

10. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his official capacity, a witness or is made (or asked to) respond to discovery requests in any Proceeding to which he is not a party, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

11. Procedures and Presumptions for Determination of Entitlement to Indemnification.

(a) If the determination of entitlement to indemnification and Expense advances is to be made by Independent Counsel pursuant to section 5(b), the Corporation shall promptly, after such Independent Counsel is selected, advise Indemnitee of the selection of Independent Counsel. Indemnitee may, within 10 days after written notice of selection shall have been given, deliver to the Corporation a written objection to the selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of Independent Counsel as defined in section 1(f) of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until the objection is withdrawn or a court has determined that the objection is without merit. If, within 20 days after submission by Indemnitee of a request for indemnification pursuant to section 4, no Independent Counsel shall have been selected to which Indemnitee has not objected, either the Corporation or Indemnitee may petition the state or federal court in Salt Lake County, Utah, for resolution of any objection that shall have been made by the Indemnitee to the Corporation’s selection of Independent Counsel and for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under this Agreement. The Corporation shall pay any and all reasonable attorney’s fees and expenses of Independent Counsel incurred in connection with acting pursuant tothis Agreement, and the Corporation shall pay all reasonable Expenses incident to the procedures of this Agreement, regardless of the manner in which Independent Counsel was selected or appointed.

(b) In making a determination for entitlement to indemnification and Expense advances hereunder, the person or entity making the determination shall presume that Indemnitee is entitled to indemnification and Expense advances under this Agreement. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence. Neither the failure of the Corporation (including by its directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct nor an actual determination by the Corporation (including by its directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(c) Indemnitee shall be deemed to have acted in good faith if his action is based on: (i) the Corporation’s records or books of account, including financial statements; (ii) information supplied to Indemnitee by the Corporation’s officers in the course of their duties; (iii) the advice of legal counsel for the Corporation; and (iv) information or records given or reports made to the Corporation by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation. In addition, the knowledge and actions, or failure to act, of any director, officer, agent, or employee of the Corporation shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement. Whether or not the foregoing provisions of this subsection are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner he reasonably believed to be in or not opposed to the Corporation’s best interests. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(d) If the person or entity empowered or selected under section 5 to determine whether Indemnitee is entitled to indemnification shall not have made a determination within 60 days after receipt by the Corporation of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made, and Indemnitee shall be entitled to indemnification absent: (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification; or (ii) a prohibition of indemnification under applicable law; provided, however, that the 60-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person or entity making such determination respecting entitlement to indemnification in good faith requires the additional time to obtain or evaluate documentation and information relating thereto; and provided, further, that the foregoing provisions of this subsection (d) shall not apply if the determination of entitlement to indemnification is to be made by the stockholders pursuant to section 5(c) of this Agreement and if: (x) within 15 days after receipt by the Corporation of the request for such determination, the board of directors resolves to submit the determination to the stockholders for their consideration at an annual meeting thereof to be held within 75 days after such receipt, and the determination is made at that meeting, or (xi) a special meeting of stockholders is called within 15 days after the receipt for the purpose of making such determination, and the meeting is held for that purpose within 60 days after having been so called, and the determination is made at that meeting.

(e) Indemnitee shall cooperate with the person or entity making the determination of Indemnitee’s entitlement to indemnification or Expense advances, including providing to such person or entity upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure, is reasonably available to Indemnitee, and is reasonably necessary to the determination. Any Independent Counsel, member of the board of directors, or stockholder of the Corporation shall act reasonably and in good faith in making a determination regarding the Indemnitee’s entitlement to indemnification under this Agreement. Any Expenses incurred by Indemnitee in so cooperating with the person or entity making this determination shall be borne by the Corporation (irrespective of the determination as to Indemnitee’s entitlement to indemnification), and the Corporation hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(f) The Corporation acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption, and uncertainty. In the event that any Proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including settlement of the Proceeding with or without payment of money or other consideration), it shall be presumed that Indemnitee has been successful on the merits or otherwise in such Proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(g) The termination of any Proceeding or of any claim, issue, or matter therein, by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification; create a presumption that Indemnitee did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the Corporation’s best interests; or for any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

(h) At the election of Indemnitee, all determinations to be made after any Change of Control shall, if so requested by Indemnitee, be made by Independent Counsel selected in accordance with section 5(b).

12. Remedies of Indemnitee.

(a) In the event that: (i) a determination is made pursuant to section 5 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement; (ii) advancement of Expenses is not timely made pursuant this Agreement; (iii) no determination of entitlement to indemnification is made pursuant this Agreement within 90 days after receipt by the Corporation of the request for indemnification; (iv) payment of indemnification is not made pursuant to this Agreement within 10 days after receipt by the Corporation of a written request therefor; or (v) payment of indemnification is not made within 10 days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to this Agreement, Indemnitee shall be entitled to an adjudication in the state or federal court in Salt Lake County, Utah, of his entitlement to such indemnification. Indemnitee shall commence a Proceeding seeking adjudication within 180 days following the date on which Indemnitee first has the right to commence such Proceeding pursuant to this section. The Corporation shall not oppose Indemnitee’s right to seek any such adjudication.

(b) In the event that a determination shall have been made pursuant to section 5 of this Agreement that Indemnitee is not entitled to indemnification, any judicial Proceeding commenced pursuant to this section 12 shall be conducted in all respects as a de novo trial on the merits, and Indemnitee shall not be prejudiced by reason of the adverse determination under this Agreement.

(c) If a determination shall have been made pursuant to this Agreement that Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial Proceeding commenced pursuant to this section 12, absent: (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s misstatement not materially misleading in connection with the application for indemnification; or (ii) a prohibition of such indemnification under applicable law.

(d) In the event that Indemnitee, pursuant to this section 12, seeks a judicial adjudication of his rights under, or to recover damages for breach of, this Agreement, or to recover under any directors’ and officers’ liability insurance policies maintained by the Corporation, the Corporation shall pay on Indemnitee’s behalf, in advance, any and all Expenses actually and reasonably incurred by Indemnitee in such judicial adjudication, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses, or insurance recovery.

(e) The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to this section 12 that the procedures and presumptions of this Agreement are not valid, binding, and enforceable and shall stipulate in any court that the Corporation is bound by all the provisions of this Agreement. The Corporation shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within 10 days after receipt by the Corporation of a written request therefor) advance, to the extent not prohibited by law, such Expenses to Indemnitee that are incurred by him in connection with any action brought by him for indemnification or advance of Expenses from the Corporation under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Corporation, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses, or insurance recovery, as the case may be.

(f) Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.

13. Nonexclusivity; Survival of Rights; Insurance; Primacy of Indemnification; Subrogation.

(a) The rights of indemnification as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may, at any time, be entitled under applicable law, the Articles, the Bylaws, any agreement, a vote of the Corporation’s stockholders, a resolution of the Corporation’s board of directors, or otherwise. No amendment, alteration, or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement for any action taken or omitted by Indemnitee in his official capacity prior to such amendment, alteration, or repeal. To the extent that a change in Utah Law, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Articles, the Bylaws, and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b) To the extent that the Corporation maintains an insurance policy or policies providing liability insurance for directors, officers, employees, agents, or fiduciaries of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, Indemnitee shall be covered by the policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any director, officer, employee, agent, or fiduciary under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Corporation has director and officer liability insurance in effect, the Corporation shall give prompt notice of the commencement of any Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Corporation shall thereafter take all necessary or desirable action to cause the insurers to pay, on Indemnitee’s behalf, all amounts payable as a result of such Proceeding in accordance with the terms of the policies. In the event of a Change in Control, such insurance shall be maintained with the same scope and amount of coverage, with no larger deductible or retention amounts, and otherwise on the same terms and conditions as were in effect immediately prior to the Change in Control, unless those coverages, terms, and conditions are no longer available.

14. Exception to Right of Indemnification. Notwithstanding any provision in this Agreement, the Corporation shall not be obligated under this Agreement to make any indemnity in connection with any claim made against Indemnitee:

(a) for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except for any excess beyond the amount paid under any insurance policy or other indemnity provision;

(b) for an accounting of profits made from the purchase and sale by Indemnitee of securities of the Corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law; or

(c) in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Corporation or its directors, officers, employees or other indemnitees, unless: (i) the Corporation’s board of directors authorized the Proceeding (or any part of any Proceeding) prior to its initiation; (ii) the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law; or (iii) the Proceeding is to enforce Indemnitee’s rights pursuant to section 12 of this Agreement.

15. Duration of Agreement. All agreements and obligations of the Corporation contained herein shall continue during the period Indemnitee is an officer or director of the Corporation (or is or was serving at the Corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise) and for five years thereafter, and shall continue thereafter so long as Indemnitee shall be subject to any Proceeding (or any Proceeding commenced under section 11 hereof) by reason of Indemnitee’s official capacity, whether or not Indemnitee is acting or serving in any such capacity at the time any Liability or Expense is incurred for which indemnification can be provided under this Agreement.

16. Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the Corporation’s business or assets), assigns, spouses, heirs, executors, and personal and legal representatives.

17. Security. To the extent requested by Indemnitee and approved by the Corporation’s board of directors, the Corporation may, at any time and from time to time, provide security to Indemnitee for the Corporation’s obligations hereunder through an irrevocable bank line of credit, funded trust, or other collateral. Any such security, once provided to Indemnitee, may not be revoked or released without Indemnitee’s prior written consent.

18. Enforcement. The Corporation expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on it hereby in order to induce Indemnitee to serve as an officer or director of the Corporation, and the Corporation acknowledges that Indemnitee is relying upon this Agreement in serving as an officer or director of the Corporation.

19. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto respecting the subject matter hereof and supersedes all prior agreements and understandings, oral, written, and implied, between the parties hereto respecting the subject matter hereof.

20. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. Without limiting the generality of the foregoing, this Agreement is intended to confer upon Indemnitee indemnification rights to the fullest extent permitted by applicable laws. In the event any provision hereof conflicts with any applicable law, such provision shall be deemed modified, consistent with the aforementioned intent, to the extent necessary to resolve the conflict.

21. Modification and Waiver. No supplement, modification, termination, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. A waiver, express or implied, by either party hereto of any rights hereunder, or failure to perform or breach by the other party hereto, shall not be deemed as a waiver of any other right hereunder, or of any other breach or failure of such other party hereto, and shall not be deemed a continuing waiver of any breach or failure hereunder.

22. Notice by Indemnitee. Indemnitee agrees promptly to notify the Corporation in writing upon being served with or otherwise receiving any summons, citation, subpoena, complaint, indictment, information, or other document relating to any Proceeding or matter that may be subject to indemnification coverage hereunder. The failure to so notify the Corporation shall not relieve the Corporation of any obligation it may have to Indemnitee under this Agreement or otherwise unless and only to the extent that such failure or delay materially prejudices the Corporation.

23. Notices. Any notice, demand, request, or other communication permitted or required under this Agreement shall be in writing and shall be deemed to have been given as of the date so delivered, if personally delivered; as of the date so sent, if transmitted by facsimile and receipt is confirmed by the facsimile operator of the recipient; as of the date so sent, if sent by electronic mail and receipt is acknowledged by the recipient; one day after the date so sent, if delivered by overnight courier service; or three days after the date so mailed, if mailed by certified mail, return receipt requested, addressed as follows:

(a)	If to Indemnitee, at the address set forth below Indemnitee’s signature hereto.

(b)	If to the Corporation, at: Attn: Kevin Cornwell, Chairman and CEO
7043 S 300 W
Midvale, UT 84047
Facsimile: (801) 566-1328
Email: kcornwell@utahmed.com

Notwithstanding the foregoing, service of legal process or other similar communications shall not be given by electronic mail and will not be deemed duly given under this Agreement if delivered by such means. Each party, by notice duly given in accordance herewith, may specify a different address for the giving of any notice hereunder.

24. Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

25. Governing Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the state of Utah, without regard to its conflict of laws rules. The Corporation and Indemnitee hereby irrevocably and unconditionally: (a) agree that any Proceeding arising out of or in connection with this Agreement shall be brought only in the state and federal courts in Salt Lake County, Utah, and not in any other state or federal court in the United States of America or any court in any other country; (b) consent to submit to the exclusive jurisdiction of the state and federal courts in Salt Lake County, Utah, for purposes of any Proceeding arising out of or in connection with this Agreement; (c) waive any objection to the laying of venue of any such Proceeding in the state and federal courts in Salt Lake County, Utah; and (d) waive, and agree not to plead or to make, any claim that any such Proceeding brought in the state and federal courts in Salt Lake County, Utah, has been brought in an improper or inconvenient forum.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

UTAH MEDICAL PRODUCTS, INC.

By:
Name: Kevin L. Cornwell
Title: Chairman and CEO

INDEMNITEE

Name:
Address: